Exhibit 99.1

Runway Growth Finance Corp. Provides Second Quarter 2022 Portfolio Update

–	Completed Nine Investments in New and Existing Portfolio Companies Representing $200.0 Million in New Commitments and $151.7 Million in Funded Loans
–	Total Loan Commitments and Funded Investments Grew To $1.8 Billion and $1.4 Billion Since Inception

WOODSIDE, Calif., July 14, 2022—Runway Growth Finance Corp. (“Runway Growth”) (Nasdaq: RWAY), a leading provider of flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity, today provided an operational and portfolio update for the second quarter ended June 30, 2022.

“Runway Growth delivered record second quarter originations, building momentum heading into the second half of the year, and further demonstrating the demand for our durable financing model,” said David Spreng, Founder and CEO of Runway Growth. “Our team completed nine new investments primarily in the technology and life sciences sectors, in line with Runway Growth’s current diversified high-growth portfolio and key areas of focus. We will continue to invest in our best-in-class originations team to support the company's credit-first underwriting philosophy. Runway Growth has prudently added to our leverage levels and enters the second half of the year with the requisite capital to fund portfolio growth, execute against our long-term strategy, and drive shareholder value.”

Originations

In the second quarter of 2022, Runway Growth funded nine investments: four investments in new portfolio companies, and five new investments in existing portfolio companies. These include:

●	Completion of a new $50 million senior secured term loan commitment to EBR Systems, Inc. (“EBR Systems”) (ASX: EBR), funding $20 million at close. EBR Systems is a clinical-stage medical device company that has developed the only leadless pacemaker for the left ventricle to assist in cardiac resynchronization therapy (“CRT”). Its product, WiSE, which targets patients that cannot receive CRT from existing lead-based devices, is the only solution for endocardial (inside the heart) pacing of the left ventricle;

●	Completion of a new $50 million senior secured term loan commitment to Interactions, LLC (“Interactions”), funding $40 million at close. Interactions is a leading provider of conversational AI and virtual assistance applications across voice and text use cases. The company manages customer care interactions through a combination of its proprietary advanced automation platform, speech recognition technology, and human assisted comprehension;

●	Completion of a new $30 million senior secured term loan commitment to Moximed, Inc. (“Moximed”), funding $15 million at close. Moximed is a medical device company that has developed an implantable shock absorber for the knee as an alternative method of treating mild-to-moderate knee osteoarthritis. Its product, Calypso, functions as an implant that reduces the load placed on the knee by up to 30% without altering the functionality of the knee itself;

●	Completion of a $60 million senior secured term loan commitment to a new portfolio company that is a developer of a crowdsourced security testing platform designed to deliver smart penetration testing to security teams, funding $35 million at close;

●	Completion of a $10 million upsize and follow-on investment in existing portfolio company VTX Holdings, LLC dba VertexOne (“VertexOne). Founded more than 20 years ago and based in Richardson, Texas, VertexOne is a leading provider of software as a service (“SaaS”) applications and services for the critical businesses processes of utilities. The services include system implementation, application, maintenance and support, software development, analytics, mobile work force data management systems, and customer implementation systems. The company serves more than 200 gas, electric, and water utility customers;

●	Funding of $5 million follow-on senior secured term loan to existing portfolio company Allurion Technologies, Inc. (“Allurion”). Allurion was founded in 2009 with one mission: end obesity. The Allurion program combines medical, digital, and nutritional approaches and engages an entire team to jumpstart weight loss and form lifelong healthy habits;

●	Funding of $10 million follow-on senior secured term loan to existing portfolio company Cloudpay, Inc. (“Cloudpay”). Cloudpay develops and offers a cloud-based payroll platform, managed services, and treasury services to provide end-to-end payroll solutions to multinational organizations. The company’s platform offers accurate, standardized payroll processing in over 120 countries, through a single SaaS platform, which enables organizations to increase efficiency, streamline compliance, and achieve greater visibility into payroll;

●	Funding of $5 million follow-on senior secured term loan to existing portfolio company INRIX Inc. (“INRIX”). INRIX is a global leader in connected car services and transportation analytics. Leveraging big data and the cloud, INRIX delivers comprehensive services and solutions to help move people, cities, and businesses forward; and

●	Funding of $11.7 million follow-on senior secured term loan to existing portfolio company Marley Spoon AG (“Marley Spoon”), a global direct-to-consumer company that provides quality meal-kits in an appealing and sustainable manner.

Liquidity Events

During the second quarter ended June 30, 2022, Runway Growth experienced three liquidity events totaling $86.8 million:

●	In conjunction with Mojix, Inc.’s sale, we received $17.3 million in principal, fees and proceeds from the exercise and sale of our warrants and equity;

●	Repayment of senior secured term loans to Brilliant Earth, LLC totaling $65.0 million in principal and $2.5 million in interest, fees, and end of term payments. Partial sale of our equity position in BRLT for proceeds of approximately $1.5 million; and

●	Repayment of senior secured term loan to Cogniti Corp. (formerly, The Kairn Corporation) for proceeds of $0.5 million.

Portfolio Construction and Management

Runway Growth’s ability to provide stability across our portfolio is a testament to the success of our durable credit-focused model in a challenging macroeconomic backdrop. The company’s extensive due diligence process and proprietary risk analytics have supported the construction of a high quality, well-performing portfolio, that should support growth of our net investment income and allow us to continue to provide quality companies with minimally dilutive growth capital.

At June 30, 2022, our portfolio included 27 debt investments and 49 equity investments (which includes warrants received in conjunction with debt financings) in 43 portfolio companies – consisting of late and growth-stage businesses in technology, life sciences, healthcare, information services, and select consumer services and products industries. Ongoing communication with our portfolio companies is part of normal business operations and the Runway Growth team has proactively increased the frequency given the dynamic market landscape.

During the second quarter of 2022, we continued to benefit from our credit first approach to the venture debt and growth lending business. Our efforts to build a weather-proof portfolio positions us to perform well in any economic condition we may face in 2022 and beyond. It is also reflected in the quality of our portfolio. In general, our borrowers recorded attractive year over year growth, while also building sustainable backlogs and successfully managing increasing input and labor expenses. Rising interest rates, inflationary impacts on wages, and other supply chain costs are top of mind for our borrowers’ management teams. Nearly all of our portfolio companies slowed or deferred hiring plans in anticipation of potential macroeconomic headwinds. Additionally, portfolio companies have made selective expense reductions, while establishing multi-level action plans that may be deployed if market conditions necessitate. We continue to actively monitor our partner companies, with frequent communications as a key component of our approach to building a durable portfolio with stable growth.

Market Conditions

Runway Growth will practice prudence as economic conditions unfold. With waning exit activity and downward pressure on valuations, venture capital investors have adopted more reserved outlooks as evidenced by decreases in completed deal value. Though ample dry powder exists, deployment is likely to remain subdued until markets stabilize. This environment makes Runway Growth’s capital attractive and increases the number of high-quality investment opportunities we are able to originate. Our investment advisor is expanding its origination and credit teams in order to capitalize on these market conditions. We will continue to originate and make investments in line with our portfolio risk mitigation strategy while closely monitoring broader economic developments.

About Runway Growth Finance Corp.

Runway Growth is a growing specialty finance company focused on providing flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity. Runway Growth is a closed-end investment fund that has elected to be regulated as a business development company under the Investment Company Act of 1940. Runway Growth is externally managed by Runway Growth Capital LLC, an established registered investment advisor that was formed in 2015 and led by industry veteran David Spreng. For more information, please visit www.runwaygrowth.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Runway Growth’s filings with the Securities and Exchange Commission. Runway Growth undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

IR Contacts:

Stefan Norbom, Prosek Partners, snorbom@prosek.com

Thomas B. Raterman, Chief Financial Officer and Chief Operating Officer, tr@runwaygrowth.com